UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2014

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, TX		77056
(Address of principal executive offices)		(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting in lieu of Annual General Meeting of Vantage Drilling Company (the “Company”) held on September 16, 2014, the Company’s shareholders elected nine directors for terms expiring on the date of the next annual general meeting. As to each nominee for director, the results of the voting were as follows:

Name of Nominee	Number of Votes For	Number of Votes Withheld
Paul A. Bragg	157,483,769	2,665,784
Steven Bradshaw	157,035,275	3,114,278
Jorge E. Estrada	157,678,602	2,470,951
Robert F. Grantham	156,234,118	3,915,435
Marcelo D. Guiscardo	157,217,345	2,932,208
Ong Tian Khiam	155,002,820	5,146,733
John C.G. O’Leary	137,136,537	23,013,016
Duke Ligon	133,567,341	26,582,212
Steinar Thomassen	157,491,230	2,658,323

The result of the vote on the proposal to ratify UHY LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was as follows:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
189,519,677	3,445,011	644,468

The result of the non-binding shareholder vote on the proposal to approve the compensation paid to the Company’s named executive officers, commonly referred to as a “say on pay” proposal, was as follows:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
153,265,117	6,261,580	622,855	33,459,604

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2014

VANTAGE DRILLING COMPANY

/S/ DOUGLAS G. SMITH
Douglas G. Smith,
Chief Financial Officer

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